Exhibit 23(d)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in PPL Corporation's Registration Statement on Form S-3 No. 333-180410, the Registration Statement on Form S-3D No 333-161826, and the Registration Statements on Form S-8 (Nos. 333-02003, 333-112453, 333-110372, 333-95967, 333-144047, 333-175680 and 333-181752) of our reports dated February 25, 2011, relating  to the consolidated financial statements and financial statement schedule of LG&E and KU Energy LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Louisville, Kentucky
February 28, 2013